Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS THIRD QUARTER RESULTS

•          Revenue of $574 million

•          EPS of $0.44 ($0.36 non-GAAP)

•          Operating cash flow of $70 million

•          Improved cash conversion cycle to 80 days

•          Repurchased $12 million of common stock

ANGLETON, TX, October 20, 2016 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the third quarter ended September 30, 2016.

	Three Months Ended
	Sep 30,	Jun 30,	Sep 30,
In millions, except EPS	2016	2016	2015
Net sales	$574	$579	$630
Net income	$22	$13	$21
Net income – non-GAAP	$18	$17	$22
Diluted EPS	$0.44	$0.26	$0.40
Diluted EPS – non-GAAP	$0.36	$0.35	$0.43

Operating margin	3.1%	3.1%	4.1%
Operating margin – non-GAAP	4.3%	4.2%	4.5%

A reconciliation of GAAP and non-GAAP results is included below.

“In the September quarter, we made good progress on working capital management, reducing our cash conversion cycle by three days and generating $70M of operating cash flow.  We modestly expanded operating margins on a sequential basis and delivered on our published guidance.  However, the lack of sustained revenue growth continues to be a challenge and a critical focus area for the organization going forward,” said Paul Tufano, Benchmark’s President and CEO.

Mr. Tufano added, “Since being named Benchmark’s CEO four weeks ago, I have traveled to a number of our sites and visited with a variety of customers.  I am excited by the capabilities that we possess, the strength of our customer relationships and the commitment of our people.  As we look forward, we are defining a clear strategy to accelerate long-term revenue growth aligned to an optimized global footprint that leverages our core strengths in design, electronics manufacturing, and precision technologies to add significant value for our customers and shareholders.”

Third Quarter 2016 Financial Highlights

•         Operating margin was 3.1% (non-GAAP 4.3%).

•         Cash flows from operating activities were $70 million during the quarter and $228 million for the first nine months of the year.

•          Common stock repurchases totaled $12 million or 483,000 shares.  The amount remaining under the Company’s current share repurchase plan is $94 million.

•         Cash conversion cycle improved 3 days from 83 at June 30, 2016 to 80 days at September 30, 2016.

•         Cash was $636 million at September 30, of which $592 million was available outside the U.S.

Cash Conversion Cycle

	Sep 30,	Jun 30,	Sep 30,
	2016	2016	2015
Accounts receivable days	65	66	67
Inventory days	68	64	66
Accounts payable days	(53)	(47)	(43)
	80	83	90

“We improved our cash conversion cycle to 80 days during the third quarter and remain on track to achieve 75 days exiting the year,” said Don Adam, CFO.  “We generated $70 million in cash flow from operations during the quarter, bringing our year-to-date total to $228 million – which is nearly a 100% increase over the same 9-month period last year.  During the quarter, we purchased $12 million of our common shares, extending our share repurchases to 37 consecutive quarters.  We have $94 million remaining in our current share repurchase program.”

Third Quarter 2016 Industry Sector Update

Revenue by industry sector (dollars in millions) was as follows.

	Sep 30,		Jun 30,		Sep 30,
Higher-Value Markets	2016		2016		2015
Industrials	$217	38%	$214	37%	$198	31%
Medical	86	15	92	16	87	14
Test & Instrumentation	66	11	60	10	58	9
	$369	64%	$366	63%	$343	54%

	Sep 30,		Jun 30,		Sep 30,
Traditional Markets	2016		2016		2015
Computing	$107	19%	$120	21%	$140	22%
Telecommunications	98	17	93	16	147	24
	$205	36%	$213	37%	$287	46%
Total	$574	100%	$579	100%	$630	100%

Third quarter revenues from Benchmark’s higher-value markets were in-line with expectations.  Test & Instrumentation revenues were strong, primarily from semi-capital equipment customers; Medical was stable; and Industrials were lower due to new program delays.  In traditional markets, demand was strong, but Telecommunication revenues were below expectations because of customer qualification timing.  The Company expects Telecommunications demand to remain strong through the fourth quarter.

Third Quarter 2016 Bookings Update

•         New program bookings of $110 to $135 million.

•         20 engineering awards supporting early engagement opportunities.

•         29 manufacturing wins across all market sectors.

The Company projects new program bookings for the third quarter will result in annualized revenue of $110 to $135 million when fully launched in the next 12-18 months.  The new program bookings align with Benchmark’s strategic focus on higher-value markets.  For the last 12 months, 75% of new bookings came from these targeted growth markets.

Fourth Quarter 2016 Outlook

•         Revenue between $590-$610 million.

•         Diluted GAAP earnings per share between $0.33-$0.37.

•         Diluted non-GAAP earnings per share between $0.39-$0.43 (excluding restructuring charges and amortization of intangibles expected to approximate $0.06 per share).  The income tax impact of the non-GAAP adjustments using the applicable effective tax rates is $0.03 per share.

Third Quarter 2016 Results Conference Call Details

A conference call hosted by Benchmark management will be held today at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss the Company’s financial results and outlook.  This call will be broadcast via the internet and may be accessed by logging on to the Company’s website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark provides integrated manufacturing, design and engineering services to original equipment manufacturers of industrial equipment (including equipment for the aerospace and defense industries), telecommunication equipment, computers and related products for business enterprises, medical devices, and test and instrumentation products.  Benchmark’s global operations include facilities in seven countries, and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

979-849-6550 (ext. 1361) or lisa.weeks@bench.com

Non-GAAP Financial Measures

This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore do not follow U.S. generally accepted accounting principles (GAAP).  A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release.  Management discloses non-GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends.  Management uses non-GAAP measures of net income and earnings per share that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance.  Benchmark’s non-GAAP information is not necessarily comparable to the non-GAAP information used by other companies.  Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity. Readers should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements

This press release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934.  The words “expect,” “estimate,” “plan,” “anticipate,” “project,” “predict,” “goals” and similar terms, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts.  The Company’s forward-looking statements include, among other things, the statement “the Company expects Telecommunications demand to remain strong through the fourth quarter”; projections relating to capital expenditures, strategic growth initiatives, share repurchases, improving shareholder value, portfolio diversification, cost and operating efficiencies, working capital improvements and increasing operating margins; and fourth quarter 2016 revenues and diluted earnings per share.  Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to our operations, markets and business environment generally.  If one or more of these risks or uncertainties materializes or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date hereof, and the Company assumes no obligation to update them.  Readers are advised to consult further disclosures on related subjects, particularly in Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, in its other filings with the Securities and Exchange Commission and in its press releases.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	Sep 30,	Jun 30,	Sep 30,	September 30,
	2016	2016	2015	2016	2015

Income from operations (GAAP)	$18,082	$17,740	$26,148	$52,090	$71,064
Restructuring charges and other costs	3,485	3,602	1,096	9,876	7,553
Amortization of intangible assets(1)	3,170	2,972	1,104	8,945	3,039
Non-GAAP income from operations	$24,737	$24,314	$28,348	$70,911	$81,656

Net income (GAAP)	$21,742	$12,685	$20,565	$45,479	$55,980
Restructuring charges and other costs	3,485	3,602	1,096	9,876	7,553
Amortization of intangible assets(1)	3,170	2,972	1,104	8,945	3,039
Income tax adjustments(2)	(2,207)	(2,087)	(834)	(5,935)	(3,472)
Discrete tax benefits	(8,270)	-	-	(8,270)	-
Non-GAAP net income	$17,920	$17,172	$21,931	$50,095	$63,100

Earnings per share: (GAAP)
Basic	$0.44	$0.26	$0.40	$0.92	$1.08
Diluted	$0.44	$0.26	$0.40	$0.91	$1.07

Earnings per share: (Non-GAAP)
Basic	$0.37	$0.35	$0.43	$1.01	$1.21
Diluted	$0.36	$0.35	$0.43	$1.00	$1.20

Weighted-average number of shares used in
calculating earnings per share:
Basic	48,965	49,323	51,192	49,377	51,940
Diluted	49,414	49,667	51,588	49,878	52,448

(1)                 Beginning with the third quarter, our non-GAAP income and earnings per share exclude the impact of the amortization of intangible assets. The non-GAAP earnings per share for prior periods presented above exclude the impact of the amortization of intangible assets.

(2)                 This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Sales	$574,341	$630,191	$1,702,908	$1,915,154
Cost of sales	521,519	575,627	1,546,915	1,752,809
Gross profit	52,822	54,564	155,993	162,345
Selling, general and administrative expenses	28,085	26,216	85,082	80,689
Amortization of intangible assets	3,170	1,104	8,945	3,039
Restructuring charges and other costs	3,485	1,096	9,876	7,553
Income from operations	18,082	26,148	52,090	71,064
Interest expense	(2,302)	(495)	(6,935)	(1,427)
Interest income	577	246	1,170	971
Other expense, net	(383)	(1,121)	(535)	(1,582)
Income before income taxes	15,974	24,778	45,790	69,026
Income tax expense (benefit)	(5,768)	4,213	311	13,046
Net income	$21,742	$20,565	$45,479	$55,980

Earnings per share:
Basic	$0.44	$0.40	$0.92	$1.08
Diluted	$0.44	$0.40	$0.91	$1.07

Weighted-average number of shares used in calculating
earnings per share:
Basic	48,965	51,192	49,377	51,940
Diluted	49,414	51,588	49,878	52,448

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(in thousands)
	September 30,	December 31,
	2016	2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$635,683	$465,995
Accounts receivable, net	417,325	479,140
Inventories	395,948	411,986
Other current assets	31,755	31,507
Total current assets	1,480,711	1,388,628
Property, plant and equipment, net	168,806	178,170
Goodwill and other, net	309,551	327,080
Total assets	$1,959,068	$1,893,878

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and capital lease obligations	$12,365	$12,284
Accounts payable	308,859	251,163
Accrued liabilities	79,908	69,647
Total current liabilities	401,132	333,094
Long-term debt and capital lease obligations, less current installments	214,171	222,909
Other long-term liabilities	9,448	15,971
Shareholders’ equity	1,334,317	1,321,904
Total liabilities and shareholders’ equity	$1,959,068	$1,893,878

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows
(in thousands)
(UNAUDITED)

	Nine Months Ended
	September 30,
	2016	2015
Cash flows from operating activities:
Net income	$45,479	$55,980
Depreciation and amortization	42,002	36,490
Stock-based compensation expense	4,302	6,021
Accounts receivable, net	61,776	52,217
Inventories	13,991	(21,059)
Accounts payable	59,183	(9,222)
Other changes in working capital and other	1,297	(1,705)
Net cash provided by operations	228,030	118,722

Cash flows from investing activities:
Additions to property, plant and equipment and software	(25,398)	(32,882)
Business acquisition	10,750	-
Other investing activities, net	213	714
Net cash used in investing activities	(14,435)	(32,168)

Cash flows from financing activities:
Share repurchases	(40,862)	(52,323)
Other financing activities, net	(3,381)	1,528
Net cash used in financing activities	(44,243)	(50,795)
Effect of exchange rate changes	336	(1,041)
Net increase in cash and cash equivalents	169,688	34,718
Cash and cash equivalents at beginning of year	465,995	427,376
Cash and cash equivalents at end of period	$635,683	$462,094